Explanatory Note: The 1987 Stock Option Program as further proposed to be amended is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of this proxy statement.

PATRICK INDUSTRIES, INC.

Amendment No. 3 to

1987 Stock Option Program,

As Amended and Restated

Section 5 is hereby amended, effective upon shareholder approval at the annual meeting on May 11, 2006, to increase the number of shares available for grants under the Program by 500,000 shares.

In all other respects, the Program shall remain in full force and effect.